EXHIBIT 1.3
UNDERWRITING AGREEMENT
among
GLAXOSMITHKLINE CAPITAL PLC
as Issuer
GLAXOSMITHKLINE PLC
as Guarantor
and
[                                                                     ]
as Representatives of the Underwriters
Dated as of [                              ]

SCHEDULES

Schedule I	Terms of the Securities
Schedule II	Underwriting Commitments
Schedule III	Schedule of Free Writing Prospectuses Included in the Disclosure Package
Schedule IV	Form of Pricing Term Sheet

EXHIBITS

Exhibit A-1	Form of Opinion of U.S. Counsel to the Company and the Guarantor
Exhibit A-2	Form of Opinion of U.K. Counsel to the Company and the Guarantor
Exhibit B	Form of Letter of Counsel to the Company and the Guarantor

GlaxoSmithKline Capital plc
[            ] Notes Due [            ]
Fully and Unconditionally Guaranteed by
GlaxoSmithKline plc
Underwriting Agreement
[                           ], 20[   ]
[                                          ]
 as Representatives of the
 several Underwriters named
 in Schedule II hereto
Ladies and Gentlemen:
     GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Debt Securities”), to be issued under an indenture dated as of April 6, 2004 (the “Indenture”), among the Company, GlaxoSmithKline plc, as guarantor (the “Guarantor”), and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 among the Company, the Guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), as trustee (the “Trustee”). The Securities will be fully and unconditionally guaranteed by the Guarantor as to payment of principal and interest (the “Guarantees” and, together with the Debt Securities, the “Securities”).
     Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 that were filed under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

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     1. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each Underwriter as follows:
     (a) Registration Statement Effective. The Company and the Guarantor meet the requirements for use of Form F-3 under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) and have filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (No. 333-[___]) on Form F-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale from time to time of certain debt securities, including the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company and the Guarantor may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which will have previously been furnished to you. The Company and the Guarantor will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Securities Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company and the Guarantor have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Guarantor, threatened by the Commission.
     (b) Registration Statement Not Misleading. On each Effective Date, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act; on each Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) under the Securities Act and on the Closing Date (as defined below), the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representation or warranty as to (i) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act (Form T-1), which is included in the Registration Statement, or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final

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Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (c) Disclosure Package. At the Execution Time, (i) the Disclosure Package and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, each of the Company and the Guarantor was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company and the Guarantor agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (e) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), neither the Company nor the Guarantor was and is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary to consider whether the Company or the Guarantor would be considered an Ineligible Issuer.
     (f) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including the final term sheet prepared and filed pursuant to Section 5(c) hereof) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the

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Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (g) Authorization of Indenture and Securities. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and has been duly qualified under the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”); the Debt Securities have been duly authorized by the Company, and when the Debt Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Debt Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity; the Guarantees have been duly authorized by the Guarantor and, upon due issuance, authentication and delivery of the Securities and due endorsement of the Guarantees, the Guarantees will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity; and, when the Debt Securities have been duly executed, authenticated, issued and delivered and when the Guarantees have been duly endorsed, the Securities will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.
     (h) Organization of the Company and the Guarantor. Each of the Company and the Guarantor is organized and validly existing as a public limited company under the laws of England and Wales, with power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.
     (i) No Consents. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained or made under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under state securities laws or the securities laws of any jurisdiction outside the United States in which the Securities are offered and sold.
     (j) No Breach or Default. The execution, delivery and performance by the Company and the Guarantor of the Indenture, this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof by the Company and the Guarantor will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, the Guarantor or any of the Guarantor’s other subsidiaries or any of their respective

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properties, or any material agreement or instrument to which the Company or the Guarantor or any of the Guarantor’s other subsidiaries is a party or by which the Company or the Guarantor or any of the Guarantor’s other subsidiaries is bound or to which any of their respective properties is subject, or the charter or by-laws of the Company or the Guarantor.
     (k) Investment Company Act. Neither the Company nor the Guarantor is or, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.
     (l) Regulatory Matters. Neither the Company, the Guarantor nor any of the Guarantor’s subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent or employee of the Company, the Guarantor or any of the Guarantor’s subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Guarantor will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (m) Disclosure Controls. The Guarantor and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
     Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
     3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or on such other date and at such other time as the Company and the Representatives may agree (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday or day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or London.

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     Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
     4. [Reserved]
     5. Agreements. The Company and the Guarantor agree with the several Underwriters as follows:
     (a) File Prospectus. The Company and the Guarantor will file the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act within the time period prescribed.
     (b) Amendments to Registration Statement or Prospectus; Stop Orders. The Company and the Guarantor will advise the Representatives promptly of any proposal to amend the Registration Statement or file any supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement. The Company and the Guarantor will promptly advise the Representatives of the filing of any such amendment or supplement and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose. The Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Final Term Sheet. The Company and the Guarantor will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
     (d) Amendment of Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company and the Guarantor will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (e) Material Changes. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances

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where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act, the Company and the Guarantor will promptly notify the Representatives of such event and prepare and file with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance.
     (f) Delivery of Earnings Statement. As soon as practicable, the Guarantor will make generally available to its security holders an earnings statement or statements of the Guarantor and its subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.
     (g) Delivery of Registration Statement and Prospectus. The Company and the Guarantor will furnish to the Representatives copies of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement to any of the foregoing as the Representatives may reasonably request. The Company and the Guarantor will pay the expenses of preparation, printing or other production of all documents relating to the offering; provided that, if any Underwriter is required to deliver a Final Prospectus in connection with sales of Securities at any time six months or more after the date of the Final Prospectus, the expenses relating to such Final Prospectus shall be paid by such Underwriter.
     (h) Qualification of Securities. The Company and the Guarantor will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc. in connection with its review of the offering; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation as doing business in any such jurisdiction.
     (i) No Other Offering Materials. Each of the Company and the Guarantor agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and the Guarantor that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company and the Guarantor, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing

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Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(c) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives, the Company and the Guarantor is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (j) Lock-up. Neither the Company nor the Guarantor will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any U.S. dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.
     (k) Stabilization. Neither the Company nor the Guarantor will take, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.
     (l) [Listing. The Company and the Guarantor will use reasonable best efforts to have the Securities listed and admitted to trading on the [          ] Stock Exchange or another “recognised exchange” (as defined in Section 1005 of the Income Tax Act 2007), and satisfactory evidence of such actions shall have been provided to the Representatives.]
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the Execution Time and as of the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:
     (a) Prospectus Filed; No Stop Order. The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(c) hereof, and

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any other material required to be filed by the Company and the Guarantor pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Guarantor or any Underwriter, threatened.
     (b) Opinions of Counsel to the Company and the Guarantor. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received an opinion or opinions of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company and the Guarantor, dated such date, substantially to the effect set forth in Exhibits A-1 and A-2 hereto.
     (c) Letter of Counsel to the Company and the Guarantor. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received a letter of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company and the Guarantor, dated such date, substantially in the form set forth in Exhibit B hereto.
     (d) Opinion of Counsel to the Underwriters. The Representatives, on behalf of the Underwriters, shall have received from Sidley Austin llp, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, on behalf of the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (e) Certificate of the Company and the Guarantor. The Company and the Guarantor shall have furnished to the Representatives, on behalf of the Underwriters, a certificate of the Company and the Guarantor, signed by the Secretary of the Company and the Chief Executive Officer and the principal financial or accounting officer of the Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
     (i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Guarantor, threatened; and

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     (iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof) or as described in such certificate.
     (f) Accountants’ Comfort Letters. The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, on behalf of the Underwriters, at the Execution Time and on the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act stating in effect, that:
     (i) in their opinion the audited financial statements and financial statement schedules, if any, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act;
     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Guarantor and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards), which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Guarantor; and inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters of the Guarantor and its subsidiaries as to transactions and events subsequent to [               ], nothing came to their attention, after due inquiry, that caused them to believe that:
     (1) any unaudited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus;
     (2) with respect to the period subsequent to December 31, 20[ ], there were any changes (provided that the requested information was available in response to such inquiry), at a specified date not more than

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five days prior to the date of the letter, in the long-term debt of the Guarantor and its subsidiaries or capital stock of the Guarantor or decreases in the equity shareholders’ funds of the Guarantor as compared with the amounts shown on the December 31, 20[ ] consolidated balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, or for the period from December 31, 20[ ] to such specified date there were any decreases, as compared with the corresponding period in the preceding year or the corresponding period in the preceding quarter in turnover or trading profit or profit on ordinary activities before taxation or in earnings (profit attributable to shareholders) or per share amounts of earnings of the Guarantor and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Guarantor as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or
     (3) the information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus in response to Form 20-F, Item 3.A. (Selected Financial Data) and Regulation S-K, Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Form 20-F and Regulation S-K, respectively; and
     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Guarantor and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, including the information set forth under the captions “Ratios of Earnings to Fixed Charges” in the Preliminary Prospectus and the Final Prospectus, the information included or incorporated by reference in Items 3, 4, 5 and 6 of the Guarantor’s Annual Report on Form 20-F, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, agrees with the accounting records of the Guarantor and its subsidiaries, excluding any questions of legal interpretation.
     (g) No Material Adverse Change. Subsequent to the Execution Time, there shall not have been (i) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof) or (ii) any decrease in the rating of any of the Guarantor’s debt securities by any “nationally recognized statistical rating organization”

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(as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of a majority in interest of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof).
     The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.
     The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin llp, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019 or 25 Basinghall Street, London EC2V 5HA, United Kingdom, on the Closing Date.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantor will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution.
     (a) Indemnification of the Underwriters by the Company and the Guarantor. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(c) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with

12

investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or the Guarantor may otherwise have.
     (b) Indemnification of the Company and the Guarantor by the Underwriters. Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company and the Guarantor, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company or the Guarantor by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Guarantor acknowledge that the statements set forth in [ ] constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
     (c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ a single separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest. An

13

indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent.
     (d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantor and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Underwriters on the other, the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the

14

meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, each officer of the Company or the Guarantor who shall have signed the Registration Statement and each director of the Company or the Guarantor shall have the same rights to contribution as the Company or the Guarantor, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if arrangements satisfactory to the Representatives, the Company and the Guarantor for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Guarantor. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Guarantor’s Common Stock shall have been suspended by the London Stock Exchange or trading in the Guarantor’s American Depositary Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the London Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any

15

Preliminary Prospectus or the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and shall survive delivery of and payment for the Securities. The provisions of Sections 7, 8, 14 and 18 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder shall be in writing and effective only on receipt, and, (i) if sent to the Representatives, shall be mailed, delivered or telefaxed to[ ], attention: [ ]; or, (ii) if sent to the Company or the Guarantor, shall be mailed, delivered or telefaxed to 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, facsimile: 44 (0) 208 047 6909, attention: The Company Secretary.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     17. No Fiduciary Duty. The Company and the Guarantor hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Underwriters and any affiliate through which any of them may be acting, on the other hand, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Guarantor and (c) the Company’s and the Guarantor’s engagements of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Guarantor on related or other matters). Each of the Company and the Guarantor agrees that it will not claim that the Underwriters have rendered advisory services of any nature

16

or respect in connection with the offering of the Securities, or owe an agency, fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.
18. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.
     (a) Each of the Company and the Guarantor irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to any matter arising out of or based upon this Agreement may be brought in the courts of the State of New York located in The City of New York or the courts of the United States of America located in The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any such action, suit or proceeding.
     (b) Each of the Company and the Guarantor hereby irrevocably designates, appoints, and empowers [ ], with offices currently at [ ], New York, New York [ ], as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company or the Guarantor in any such United States or State court with respect to any matter arising out of or based upon this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Each of the Company and the Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 18 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). Each of the Company and the Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any such action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to serve such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Guarantor or bring actions, suits or proceedings against the Company or the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each of the Company and the Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or based upon this Agreement brought in the United States federal courts located in The City of New York or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

17

     19. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(c) hereof, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, Rule 456” and Rule 457” refer to such rules under the Securities Act.

18

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the several Underwriters.

VERY TRULY YOURS, GLAXOSMITHKLINE CAPITAL PLC
By:
Name:
Title:

GLAXOSMITHKLINE PLC
By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted
as of the date specified in Schedule I hereto.
[                      ]

By:
Name: Title:
For themselves and the other several Underwriters, if any,
named in Schedule II to the foregoing Agreement.

SCHEDULE I
Terms of the Debt Securities
Underwriting Agreement dated [                      ]
Registration Statement No. 333-[                     ]
Representatives: [                     ]
Title, Purchase Price and Description of Securities:
Title: [                      ]
Principal amount: $[                      ]
Purchase price (include accrued interest or amortization, if any): $[                      ]
Sinking fund provisions: [                      ]
Redemption provisions: [                                                               ]

Other provisions:	As described in the applicable prospectus supplement referred to in this Agreement.

Closing Date, Time and Location:	[ ] at [ ] a.m./p.m., simultaneously, at Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019 and 25 Basinghall Street, London EC2V 5HA, United Kingdom
Type of Offering: Non-delayed.
Date referred to in Section 5(j) after which the Company and the Guarantor may offer or sell debt securities issued or guaranteed by the Company or the Guarantor without the consent of the Representatives: [                      ].

I-1

SCHEDULE II
Underwriting Commitments

Principal Amount
of Securities to be
Underwriters	Purchased
[Names of Underwriters]

Total	$

II-1

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package
[list all FWPs included in the Disclosure Package]

III-1

SCHEDULE IV
     Filed Pursuant to Rule 433
Registration No. 333 -
●, 200●
FORM OF PRICING TERM SHEET

● Notes due

Issuer:	GlaxoSmithKline Capital plc

Guarantor:	GlaxoSmithKline plc

Size:	$●

Trade Date:	●, 20●

Maturity Date:	●,

Coupon:	●%

Interest Payment Dates:	●, commencing ●,

Price to Public:	●%

Benchmark Treasury:	●

Benchmark Treasury Yield:	●%

Spread to Benchmark Treasury:	+ ● bp

Yield:	●%

Make-Whole Call:	●

CUSIP:	●

Expected Settlement Date:	●,

Day Count Fraction:	●

Business Day:	New York and London

Denominations:	●

Anticipated Ratings:	[● by Moody’s Investors Service, Inc.] [● by Standard & Poor’s Ratings Services]

Joint Book-Running Managers:	●

Co-Managers:	●
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer, the guarantor and this offering.
IV-1

You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [ ] toll free at [ ] or [                                        ].
IV-2

EXHIBIT A-1
[Form of Opinion of U.S. Counsel to the Company and the Guarantor]
[                    ], 20[ ]
[     ]
as Representatives of the several Underwriters
c/o [     ]
Ladies and Gentlemen:
     We have acted as special United States counsel to GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales (“GSK Capital”), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the “Guarantor”), in connection with the offering from time to time, together or separately and in one or more series, pursuant to a registration statement on Form F-3 (No. 333-[          ]) of (i) guaranteed debt securities of GSK Capital (the “Debt Securities”) and (ii) guarantees of the Guarantor in respect of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”) to be issued under an indenture dated as of April 6, 2004 (the “Indenture”) among GSK Capital, the Guarantor and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 among the Company, the Guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), as trustee (the “Trustee”). Such registration statement, as amended as of its most recent effective date ([          ], 20[ ]), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated [                    ], 20[ ], as first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)[(2)] under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [               ], 20[ ], as filed with the Commission pursuant to Rule 424(b)[(2)] under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [                    ], 20[ ], as filed with the Commission pursuant to Rule 424(b)[(2)] under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished pursuant to Section 6(b) of the underwriting agreement dated [                    ], 20[ ] (the “Underwriting Agreement”) among GSK Capital, the Guarantor and the several underwriters named in Schedule II thereto (the “Underwriters”).

A-1-1

     In arriving at the opinions expressed below, we have reviewed the following documents:
(a)	an executed copy of the Underwriting Agreement;

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the Pricing Prospectus, the documents incorporated by reference therein [and the documents listed in Schedule I hereto];

(d)	the Final Prospectus and the documents incorporated by reference therein;

(e)	[a facsimile copy of] the Debt Securities in global form as executed by GSK Capital and authenticated by the Trustee;

(f)	an executed copy of the Indenture, including the certificated form of Debt Securities; and

(g)	the documents delivered to you by each of GSK Capital and the Guarantor at the closing pursuant to the Underwriting Agreement.
In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of each of GSK Capital and the Guarantor and such other instruments and other certificates of public officials, officers and representatives of each of GSK Capital and the Guarantor and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of each of GSK Capital and the Guarantor in the Underwriting Agreement) and (ii) that any Debt Securities in certificated form issued in exchange for the Debt Securities in global form will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indenture.
     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
     1. The Indenture has been duly executed and delivered by each of GSK Capital and the Guarantor under the law of the State of New York and has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and is a valid, binding and enforceable agreement of each of GSK Capital and the Guarantor.
     2. (a) (i) The Debt Securities in global form have been duly executed and delivered by GSK Capital under the law of the State of New York and are, and (ii) the Debt Securities in certificated form when exchanged for interests in the Debt Securities in global form

A-1-2

in accordance with the terms thereof and of the Indenture will be, the valid, binding and enforceable obligations of GSK Capital and entitled to the benefits of the Indenture, and (b) the Guarantees have been duly executed and delivered by the Guarantor under the law of the State of New York and are the valid, binding and enforceable obligations of the Guarantor, entitled to the benefits of the Indenture.
     3. The statements under the heading “Description of the Notes” in the Pricing Prospectus, considered together with the documents listed in Schedule I hereto, and in the Final Prospectus, together in each case with the statements under the heading “Description of Debt Securities” in the Base Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.
     4. The Underwriting Agreement has been duly executed and delivered by each of GSK Capital and the Guarantor under the law of the State of New York.
     5. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by each of GSK Capital and the Guarantor of its obligations in the Underwriting Agreement, the Indenture and the Debt Securities and Guarantees, respectively, will not, require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act (but we express no opinion relating to any state securities or Blue Sky laws).
     6. No registration of either GSK Capital or the Guarantor under the Investment Company Act of 1940, as amended, is required for the offer and sale of the Securities by GSK Capital and the Guarantor in the manner contemplated by the Underwriting Agreement and the Final Prospectus.
     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of either GSK Capital or the Guarantor, (a) we have assumed that GSK Capital, the Guarantor and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to either GSK Capital or the Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
     The waiver of defenses contained in Section 6.01 of the Indenture and in the Guarantees may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute). With respect to Section 18 of the Underwriting Agreement, we express no opinion as to the subject matter

A-1-3

jurisdiction of any United States federal court to adjudicate any action relating to the Underwriting Agreement where jurisdiction is based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.
     The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

A-1-4

     We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that this opinion letter may be relied upon by the Trustee in its capacity as such. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.
Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

A-1-5

Schedule I

A-1-6

EXHIBIT A-2
[Form of Opinion of U.K. Counsel to the Company and the Guarantor]
[                    ], 20[ ]
[        ]
as Representatives of the several Underwriters
c/o [ ]
Ladies and Gentlemen:
     We have acted as special English counsel to GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales (“GSK Capital”), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the “Guarantor” and, together with GSK Capital, the “Companies”), which propose to offer pursuant to a registration statement on Form F-3 (No. 333-[          ]) (i) guaranteed debt securities of GSK Capital consisting of [     ] Notes due [          ] (the “Debt Securities”) and (ii) guarantees of the Guarantor in respect of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”) to be issued in each case under an indenture dated as of April 6, 2004 (the “Indenture”) among GSK Capital, the Guarantor and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 among GSK Capital, the Guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), as trustee (the “Trustee”). Such registration statement, as amended as of its most recent effective date ([          ], 20[ ]), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated [                    ], 20[ ], as first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)[(2)] under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [          ], 20[ ], as filed with the Commission pursuant to Rule 424(b)[(2)] under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [          ], 20[ ], as first filed with the Commission pursuant to Rule 424(b)[(2)] under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished to you pursuant to Section 6(b) of the underwriting agreement dated [          ], 20[ ] (the “Underwriting Agreement”) among GSK Capital, the Guarantor and the several underwriters named in Schedule II thereto (the “Underwriters”).

A-2-1

     In arriving at the opinions expressed below, we have reviewed the following documents:
(a)	a copy of the Underwriting Agreement executed by the Companies;

(b)	a Certificate of the Secretary of each of GSK Capital and the Guarantor dated [ ] (each, a “Secretary’s Certificate”) having annexed thereto and certified as true, complete and up-to-date copies, the following documents:
(i)	the Memorandum and Articles of Association of the Company to which the Secretary’s Certificate relates; and

(ii)	the minutes of the meeting of the Board of Directors or Corporate Administration & Transactions Committee of the Company to which the Secretary’s Certificate relates;
(d)	the Registration Statement;

(e)	the Pricing Prospectus;

(f)	the Final Term Sheet filed with the Commission pursuant to Rule 433 on [ ], 20[ ];

(g)	the Final Prospectus;

(h)	[a facsimile copy of] the Debt Securities in global form as executed by GSK Capital and authenticated by the Trustee; and

(i)	a copy of the Indenture (including the Guarantee contained therein by the Guarantor).
     Unless defined herein, capitalised terms have the meanings attributed to them in the Underwriting Agreement.
     In rendering the opinions expressed below we have assumed and not verified:
(a)	the genuineness of all signatures, stamps and seals, the authenticity and completeness of all documents supplied to us and the conformity to the originals of all documents supplied to us as photocopies or facsimile copies;

(b)	that, where a document has been examined by us in draft, specimen or certificated form, it has been or will be executed in the form of that draft or specimen and, in the case of Debt Securities, that they have been or will be authenticated in accordance with the terms of the Indenture;

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(c)	that each of the Underwriting Agreement, the Indenture and the Debt Securities (together, the “Transaction Documents”) has been or will be duly authorised, executed and delivered by or on behalf of each of the parties to the Transaction Documents (other than each of the Companies) and each such party (other than each of the Companies) has the power, capacity and authority to execute and deliver and to perform its obligations contained in each of the Transaction Documents to which it is a party;

(d)	the absence of any other arrangements between any of the parties to any of the Transaction Documents that modify or supersede any of the terms of any of the Transaction Documents;

(e)	the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of each of the parties to the Transaction Documents and the accuracy of all statements in each of the Secretary’s Certificates) and the compliance by each of the parties thereto with each of their respective obligations under the Transaction Documents;

(f)	that none of the execution of the Indenture, the Underwriting Agreement, the issue of the Securities, the performance of the respective obligations of each of the parties thereto and the application of the proceeds of the issue of the Debt Securities constitutes financial assistance prohibited by Section 151 of the Companies Act 1985;

(g)	that the Transaction Documents have been duly executed by the parties thereto and constitute valid and binding obligations of the parties thereto under all applicable laws (including the laws of the State of New York by which the Transaction Documents are expressed to be governed) enforceable in accordance with their terms and have the same meaning and effect as if they were governed by English law;

(h)	that the information relating to the Companies disclosed by our on-line searches on [ ], 20[ ], at Companies House and by telephone at the Central Registry of Winding up Petitions at the Companies Court in London on [ ], 20[ ], in relation to each of the Companies was then complete, up to date and accurate and has not since then been materially altered and that such searches did not fail to disclose any material information that had been delivered for registration at the time of our search but did not appear online or on the file in London (as applicable) at the time of our search, and that the information relating to the Guarantor disclosed by our on-line searches and by telephone did not fail to include any material information or disclose any petition for an administration order or winding up in respect of each of the Companies that has been presented in England and Wales;

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(i)	that, except insofar as matters are on public record and are discoverable by making any of the searches referred to in (h) above, each of the Companies has not passed any voluntary winding-up resolution and that no petition has been presented to, or order made by, any competent authority for the winding-up, dissolution or administration of such Company and that no receiver, interim liquidator, administrative receiver, trustee, administrator or similar officer has been appointed in relation to such Company or any of its assets or revenues;

(j)	that the meetings of the Board of Directors of each respective Company and the Corporate Administration & Transactions Committee of the Guarantor at which the resolutions authorising such Company to enter into the Transaction Documents were passed, were duly convened and held and such resolutions are a true record of the proceedings at such meetings and are in full force and effect and have not been amended, revoked or superseded;

(k)	that there are no provisions of the laws of any jurisdiction outside England and Wales that would have any implication for the opinions we express, and insofar as the laws of any jurisdiction other than England and Wales may be relevant to this opinion letter, such laws have been and will be complied with;

(l)	that any party to the Transaction Documents that is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the offering and sale of the Securities;

(m)	that the aggregate initial offering price of all Securities issued will not exceed any limit (calculated, where applicable, as described in the relevant Indenture) in other currencies that may now or in the future be imposed by the terms of the Memorandum or Articles of Association or any corporate resolution of the relevant Company;

(n)	that the terms and conditions applicable to the relevant Securities will not be inconsistent with the terms and conditions of the relevant Indenture and will not be inconsistent with the Final Prospectus;

(o)	that where a document is required to be delivered, each party to it has delivered the same without it being subject to any escrow or other similar arrangement;

(p)	that each of the parties has fully complied with its obligations under all applicable money laundering legislation;

(q)	that any provision of the Transaction Documents that is expressed to be governed by the laws of any jurisdiction other than England and Wales is valid, binding and enforceable under the laws of such other jurisdiction; and

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(r)	that each of the parties to the Transaction Documents has complied with all applicable provisions of Directive 2003/71/EC of the European Parliament (the “Prospectus Directive”) as it applies and as implemented in the United Kingdom, the Financial Services and Markets Act 2000 (“FSMA”) and any applicable secondary legislation made under it with respect to anything done by any of them in relation to the Securities in, from or otherwise involving the United Kingdom (including Sections 19 (carrying on a regulated activity), 21 (financial promotion), 85 (public offers) and 118 (market abuse) of FSMA).
     Based on the foregoing, and subject to the further qualifications and limitations set forth below, it is our opinion that:
(a)	each of the Companies is a public limited company incorporated under the laws of England and Wales and resident in the United Kingdom for UK tax purposes;

(b)	each of the Companies has the corporate power to enter into and perform its respective obligations under the Underwriting Agreement and the Indenture;

(c)	each of the Underwriting Agreement and the Indenture has each been duly authorised, executed and delivered by each of the Companies;

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(d)	no consent, approval, authorisation, order, licence, registration and qualification or filing of or with any court or governmental agency or body in the United Kingdom is required for the issue and initial sale of the Debt Securities to the Underwriters;

(e)	neither the execution nor the delivery of the Indenture nor the performance of GSK Capital or the Guarantor thereunder will conflict with or violate or result in a breach of or constitute a default under any term or provision of its Memorandum or Articles of Association; and

(f)	the choice of New York law to govern the Underwriting Agreement and the Indenture is, under the laws of England, a valid choice of law.
     The foregoing opinions are, without limitation, subject to the following:
(a)	The opinions set forth above are subject to all limitations resulting from the laws of bankruptcy, insolvency, liquidation, administration, fraudulent transfer, reorganisation, moratorium, suretyship or any similar laws of general application affecting creditors’ rights.

(b)	Enforcement may be limited by general principles of equity. For example, equitable remedies may not be available where damages are considered to be an adequate remedy.

(c)	Where any obligations of any person are to be performed or observed in jurisdictions outside England and Wales, or by a person subject to the laws of a jurisdiction outside England and Wales, such obligations may not be enforceable under English law to the extent that performance or observance thereof would be illegal or contrary to public policy under the laws of any such jurisdiction.

(d)	The choice of the laws of the State of New York as the governing law of the Transaction Documents may be limited by the Contracts (Applicable Law) Act 1990 in certain circumstances, including, for example, in respect of laws that cannot be derogated from by contract or that are, irrespective of the governing law of the contract, mandatory in the relevant forum.

(e)	Except in those cases where jurisdiction is determined in accordance with the provisions of the Council Regulation (EC) 44/2001 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, the provisions of the Brussels Convention on jurisdiction in civil and commercial matters of 1968 or the provisions of the Lugano Convention on jurisdiction and the enforcement of judgments in civil and commercial matters of 1988, an English court has power to stay an action

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where it is shown that it can, without injustice to the plaintiff, be tried in a more convenient forum. However, such power may not be exercisable in all circumstances. For example, an English court may not be able to stay proceedings where the defendant is domiciled in England and the alternative jurisdiction is outside the European Union.

(f)	Any provision providing that any calculation, certification, determination, notification, minute or opinion will be conclusive and binding will not be effective if such calculation, certification, determination, notification, minute or opinion is fraudulent or made on an unreasonable or arbitrary basis or in the event of manifest error despite any provision to the contrary and it will not necessarily prevent judicial enquiry into the merits of any claim by any party thereto.

(g)	Where any person is vested with a discretion, or may determine any matter in its opinion, English law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

(h)	Any provision for the payment of liquidated damages, compensation, additional interest or similar amounts might be held to be unenforceable on the ground that it is a penalty.

(i)	Any undertaking or indemnity may be void insofar as it relates to stamp duty payable in the United Kingdom.

(j)	An English court may refuse to give effect to any provision of an agreement that amounts to an indemnity in respect of the costs of enforcement or of unsuccessful litigation brought before an English court or where the court has itself made an order for costs.

(k)	Any question as to whether or not any provision of any agreement or instrument that is illegal, invalid, not binding, unenforceable or void may be severed from the other provisions thereof in order to save those other provisions would be determined by an English court in its discretion.

(l)	There is some possibility that an English court would hold that a judgment on a particular agreement or instrument, whether given in an English court or elsewhere, would supersede such agreement or instrument to all intents and purposes, so that any obligation thereunder that by its terms would survive such judgment might not be held to do so.

(m)	Enforcement of rights may be or become limited by prescription or by the lapse of time or may be or become subject to defences of set-off or counterclaim.

(n)	The effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law.

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(o)	An English court is able, where the amount of a claim is denominated in a currency other than sterling, to give judgment in that other currency, as a matter of current procedural practice and at its own discretion.

(p)	There is some possibility that an English court having jurisdiction in relation to insolvency law would apply the provisions of Section 426 of the Insolvency Act 1986 (Co-operation between courts exercising jurisdiction in relation to insolvency) in assisting the courts having the corresponding jurisdiction in any other part of the United Kingdom or any relevant country or territory (as such terms are defined in that section) (in this regard we refer you to Hughes v. Hannover Ruckversicherungs-Aktiengesellschaft [1997] 1 BCLC 497) and, as a result, may, rather than apply insolvency law as it would otherwise apply in England, apply the insolvency law that is applicable in such other part of the United Kingdom or relevant country or territory in relation to comparable matters.

(q)	An English court may refuse to give effect to a claim pursuant to an indemnity or contribution provision in a Transaction Document insofar as the subject matter of such claim relates to penalties imposed under Section 91 (breach of listing rules) or Section 123 (market abuse) of FSMA or any relevant provision of FSMA imposing penalties or of the rules made under it.

(r)	The searches with Companies House referred to above are not conclusively capable of revealing whether or not (i) a winding up order has been made in respect of a company or a resolution passed for the winding up of a company, or (ii) an administration order has been made in respect of a company, or (iii) a receiver, administrative receiver, administrator or liquidator has been appointed in respect of a company, since notice of these matters might not be filed with Companies House immediately and, when filed, might not be entered on the files of Companies House relating to insolvency details with respect to the relevant company immediately. In addition, such searches are not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented.

(s)	The enquiry at the Central Registry of Winding up Petitions referred to above relates only to a compulsory winding up and is not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date when the enquiry was made. We have not made enquiries of any County Court as to whether a petition

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for the appointment of an administrator has been presented to, or an administration order has been made by, such County Court against the Companies.
     We express no opinion as to any agreement, instrument or other document other than as specified in this opinion letter, or as to any liability to tax that may arise or be incurred as a result of or in connection with the Transaction Documents, including, without limitation, the creation, issue or offer of the Securities or any other transaction. We have not been responsible for the investigation or verification of statements of fact (including statements as to foreign law) or the reasonableness of any statements of opinion contained in the Registration Statement, the Pricing Prospectus, the Final Term Sheet or the Final Prospectus relating to the issue of the Securities, or the entry into the Underwriting Agreement or the Indenture, nor have we been responsible for ensuring that the Registration Statement, the Pricing Prospectus, the Final Term Sheet and the Final Prospectus and the documents incorporated by reference therein contain all material facts.
     The opinions set out above are limited to the laws of England and Wales as currently applied by the courts in England and Wales and are given on the basis that this opinion letter will be governed by and construed in accordance with English law. This opinion letter is given on the basis of English law in force as at the date of this opinion.

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          We are furnishing this opinion letter to you as Representatives of the Underwriters solely for your benefit in your capacity as such and to the several Underwriters solely for their benefit in their capacity as Underwriters in connection with the issue of the Debt Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

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EXHIBIT B
[Form of Letter of Counsel to the Company and the Guarantor]
[          ], 20[ ]
[      ]
as Representatives of the several Underwriters
c/o [ ]
Ladies and Gentlemen:
          We have acted as special United States counsel to GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales (“GSK Capital”), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the “Guarantor”), in connection with the offering from time to time, together or separately and in one or more series, pursuant to a registration statement on Form F-3 (No. 333-[          ]) of (i) guaranteed debt securities of GSK Capital (the “Debt Securities”) and (ii) guarantees of the Guarantor in respect of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”). Such registration statement, as amended as of its most recent effective date ([           ], 20[ ]), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein and Exhibit 25, is herein called the “Registration Statement;” the related prospectus dated [                        ], 20[ ], as first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)[(2)] under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [                      ], 20[ ], as filed with the Commission pursuant to Rule 424(b)[(2)] under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [                ], 20[ ], as filed with the Commission pursuant to Rule 424(b)[(2)] under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This letter is furnished to you pursuant to Section 6(c) of the underwriting agreement dated [ ], 20[ ] (the “Underwriting Agreement”) among GSK Capital, the Guarantor and the several underwriters named in Schedule II thereto (the “Underwriters”).
          Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them and the documents listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the documents listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraph 5 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the documents listed in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act.
          However, in the course of our acting as special United States counsel to each of GSK Capital and the Guarantor in connection with its preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the documents listed in Schedule I hereto, we participated in conferences and telephone conversations with representatives of each of GSK Capital and the Guarantor, representatives of the independent public accountants for each of GSK Capital and the Guarantor, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus, portions of certain of the documents incorporated by reference in each of them and the documents listed in Schedule I hereto and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by each of GSK Capital and the Guarantor.
          Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:
     (a) The Registration Statement (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Final Prospectus that are not filed or described as required.
     (b) The documents incorporated by reference in the Registration Statement and the Final Prospectus (except the financial statements and schedules and other financial and statistical data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     (c) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (d) No information has come to our attention that causes us to believe that the Pricing Prospectus, including the documents incorporated by reference therein considered together with the documents listed in Schedule I hereto (except in each case the financial statements and schedules and other financial and statistical data and management’s report on the effectiveness of internal control over financial reporting included in the Pricing Prospectus, as to which we express no view), at the time of execution of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement is effective under the Securities Act and no stop order with respect thereto has been issued, and, to the best of our knowledge, no proceeding for that purpose has been instituted or threatened, by the Commission.

          We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

Schedule I